EXHIBIT 10.3

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 26, 2008 (this “Supplemental Indenture”) is entered into by and between Deerfield Capital LLC, a Delaware limited liability company (formerly Deerfield Triarc Capital LLC) (the “Company”), and The Bank of New York Mellon Trust Company, National Association, a national banking association (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Trustee”).

Reference is made to the Junior Subordinated Indenture dated as of September 29, 2005 (the “Original Indenture”) by and between the Company and the Trustee and the Supplemental Indenture dated May 6 2008 between those parties (the “First Supplemental Indenture” and together the Original Indenture, the “Indenture”). Capitalized terms used herein and not defined herein shall have the meanings given to such terms under the Indenture.

WHEREAS, the Company desires to amend Article X of the Indenture to remove certain covenants set forth in Article X in the Indenture, specifically the removal of the requirement that the Guarantor maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Change of REIT Status”);

WHEREAS, the Company desires to obtain the consent of the Holders of the Preferred Securities to allow for amendments to the Seller Notes in respect of the Change of REIT Status; and

WHEREAS, the execution and delivery by the Company of this Supplemental Indenture has been duly authorized by all requisite corporate action and all other action required to make this Supplemental Indenture a valid and binding instrument has been duly taken and performed.

NOW, THEREFORE, in consideration of the foregoing, the Trustee and the Company are entering into this Supplemental Indenture pursuant to Section 9.2 of the Indenture as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.01 Section 10.6(c) is deleted in its entirety and replaced with the following:

(c) [Reserved]

ARTICLE II

CONSENT

Section 2.01 The Holders of the Preferred Securities, by signing this Supplemental Indenture hereby consent to the Guarantor, the Company and any of their Subsidiaries taking action to amend any documents relating to the Seller Notes to remove any requirement that the Guarantor maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended and confirms that any such action will not constitute a breach of or default under the Operative Documents.

ARTICLE III

MISCELLANEOUS

Section 3.01 By execution of this Supplemental Indenture, each of the Administrative Trustees, on behalf of Deerfield Capital Trust I (formerly Deerfield Triarc Capital Trust I), as Holder of 100% in aggregate principal amount of the Outstanding Securities and each of Taberna Preferred Funding III, Ltd., as Holder of 50% in aggregate Liquidation Amount of the outstanding Preferred Securities (“TPF III”) and Taberna Preferred Funding V, Ltd., as Holder of 50% in aggregate Liquidation Amount of the outstanding Preferred Securities (“TPF V”), hereby in accordance with Section 9.2 of the Indenture, (a) consents to the Trustee and the Company executing and delivering this Supplemental Indenture, (b) directs the Trustee to execute and deliver this Supplemental Indenture and (c) agrees to and does hereby release the Trustee for any action taken or to be taken by the Trustee in connection with its execution and delivery of this Supplemental Indenture and for any liability or responsibility arising in connection herewith. Each of TPF III and TPF V hereby in accordance with Section 9.2 of the Indenture, (a) directs the Administrative Trustees and the Property Trustee to execute and deliver this Supplemental Indenture and (b) agrees to and does hereby release the Administrative Trustees and the Property Trustee for any action taken or to be taken by the Administrative Trustees and the Property Trustee, respectively, in connection with their execution and delivery of this Supplemental Indenture and for any liability or responsibility arising in connection herewith.

Section 3.02 The Trustee accepts the trust in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Section 3.03 Except as hereby expressly modified, the Indenture and the Securities issued thereunder are ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 3.04 This Supplemental Indenture shall become effective only upon (a) the Trustee’s receipt of a counterpart of this Supplemental Indenture duly executed by the Company and the Trustee and (b) receipt by Taberna Capital Management, LLC of evidence that the holders of the Seller Notes have consented to the Guarantor not maintaining its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

Section 3.05 The Company agrees to pay reasonable attorneys’ fees and disbursements of Taberna Capital Management, LLC, the holders of the Preferred Securities and the Trustee in connection with this Supplemental Indenture.

Section 3.06 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument. The executed counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed original copies.

Section 3.07 The laws of the State of New York shall govern this Supplemental Indenture without regard to the conflict of law principles thereof.

Section 3.08 In the event of any inconsistency between the terms and provisions of this Supplemental Indenture and the Indenture, the terms and provisions of this Supplemental Indenture shall prevail.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DEERFIELD CAPITAL LLC,
as Company

By: /s/ Frederick L. White
Name: Frederick L. White
Title: Senior Vice President, General
Counsel and Secretary

THE BANK OF NEW YORK MELLON
TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Vice President

THE BANK OF NEW YORK MELLON

TRUST COMPANY, NATIONAL ASSOCIATION,
as Property Trustee
(as to Section 3.01 only)

By: /s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Vice President

DEERFIELD CAPITAL TRUST I
(as to Section 3.01 only)

By: /s/ Frederick L. White
Name: Frederick L. White
Title: Administrative Trustee

Attest: /s/ Robert A. Contreras
By: Robert A. Contreras

TABERNA PREFERRED FUNDING III, LTD.
(as to Section 2.01 and Section 3.01 only)

By: /s/ Alasdair Foster
Name: Alasdair Foster
Title: Director

Attest: /s/ Azandra Whittaker
By: Azandra Whittaker

TABERNA PREFERRED FUNDING V, LTD.
(as to Section 2.01 and Section 3.01 only)

By: /s/ Alasdair Foster
Name: Alasdair Foster
Title: Director

Attest: /s/ Azandra Whittaker
By: Azandra Whittaker